Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for the Three Months Ended September 30, 2009 and Announces Investor Conference Call

CARLSBAD, Calif.—(BUSINESS WIRE)—November 16, 2009 Orange 21 Inc. (NASDAQ:ORNG), a leading designer, producer and distributor of sunglasses, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and youth lifestyle markets, today announced financial results for the quarter ended September 30, 2009.

Consolidated net sales for the three months ended September 30, 2009 were $8.8 million compared to net sales of $12.0 million for the three months ended September 30, 2008. We incurred a net loss of $1.1 million for the three months ended September 30, 2009, compared to net income of $6,000 for the three months ended September 30, 2008. The net loss for the three months ended September 30, 2009 included a $0.7 million increase in inventory reserves for slow moving and obsolete inventory and $115,000 in non-cash share-based compensation costs in accordance with FASB authoritative guidance. Cash generated from operating activities during the three months ended September 30, 2009 was $2.1 million and total cash generated during the prior comparable period was $0.4 million.

“The current recession continues to have a significant impact on the retail environment and our global sales. As such we will continue to control costs and improve operational efficiencies where possible to minimize future possible losses,” commented Stone Douglass, the Company’s Chief Executive Officer. “During the most recent quarter, we reduced total operating expenses by approximately $1.9 million from the same period last year and expect to continue to benefit from cost savings efforts during the fourth quarter of 2009.” Concluding, Mr. Douglass added, “We are very excited about possible new opportunities that are unfolding for Orange 21 and its shareholders and look forward to rolling out our O’Neill Eyewear offerings in 2010.”

Investor Conference Call

We invite you to join us for an investor conference call on Thursday, November 19, 2009 at 1:00, p.m. Pacific Daylight time. The dial-in number for the call in North America is 1-866-543-6407 and 1-617-213-8898 for international callers. The participant pass code is 84776421. The call also will be webcast live on the Internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on November 19, 2009. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 82202954.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport, motorsports, snowsports and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our future prospects, possible future losses, new opportunities, potential cost saving measures and related benefits, improved efficiencies and our new O’Neill product offerings are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

Jerry Collazo, Chief Financial Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets
Cash	$717	$471
Accounts receivable, net	5,065	6,991
Inventories, net	8,101	11,698
Prepaid expenses and other current assets	1,291	1,607
Income taxes receivable	68	171

Total current assets	15,242	20,938
Property and equipment, net	4,649	5,417
Intangible assets, net of accumulated amortization of $690 and $601 at September 30, 2009 and December 31, 2008, respectively	325	401
Other long-term assets	99	67

Total assets	$20,315	$26,823

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$2,143	$5,787
Current portion of capital leases	348	483
Current portion of notes payable	491	484
Accounts payable	5,501	8,635
Accrued expenses and other liabilities	3,532	3,868
Income taxes payable	77	214

Total current liabilities	12,092	19,471
Capitalized leases, less current portion	625	754
Notes payable, less current portion	608	357
Deferred income taxes	426	391

Total liabilities	13,751	20,973
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 11,866,619 and 8,176,850 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	1	1
Additional paid-in-capital	40,348	37,432
Accumulated other comprehensive income	894	902
Accumulated deficit	(34,679)	(32,485)

Total stockholders’ equity	6,564	5,850

Total liabilities and stockholders’ equity	$20,315	$26,823

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net sales	$8,776	$12,042	$25,313	$37,580
Cost of sales	5,915	6,129	14,635	19,278

Gross profit	2,861	5,913	10,678	18,302
Operating expenses:
Sales and marketing	1,781	3,007	5,463	9,457
General and administrative	1,655	2,173	5,838	7,309
Shipping and warehousing	255	400	765	1,429
Research and development	292	297	803	930

Total operating expenses	3,983	5,877	12,869	19,125

Income (loss) from operations	(1,122)	36	(2,191)	(823)
Other expense:
Interest expense	(70)	(161)	(235)	(482)
Foreign currency transaction gain (loss)	110	191	293	(17)
Other income (expense)	(3)	(7)	(1)	26

Total other income (expense)	37	23	57	(473)

Income (loss) before income taxes	(1,085)	59	(2,134)	(1,296)
Income tax expense (benefit)	51	53	60	(178)

Net income (loss)	$(1,136)	$6	$(2,194)	$(1,118)

Net income (loss) per share of Common Stock
Basic	$(0.10)	$0.00	$(0.19)	$(0.14)

Diluted	$(0.10)	$0.00	$(0.19)	$(0.14)

Shares used in computing net income (loss) per share of Common Stock
Basic	11,865	8,172	11,291	8,168

Diluted	11,865	8,188	11,291	8,168